================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE WALT DISNEY COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Check box if any part of the fee is offset as provided by Exchange
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

                       [LOGO OF THE WALT DISNEY COMPANY]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 6, 2001

                               ----------------

To our Shareholders:

  The 2001 annual meeting of shareholders of The Walt Disney Company will be held at the Bass Performance Hall, Fourth and Calhoun Streets, Ft. Worth, Texas, on Tuesday, March 6, 2001, beginning at 10:00 a.m. local time. At the meeting, the holders of both outstanding classes of common stock of the Company--Disney common stock and Disney Internet Group common stock--will act on the following matters:

    (1) Election of sixteen directors, each for a term of one year;

    (2) Ratification of the appointment of the Company's independent accountants for 2001;

    (3) Amendment of the 1995 Stock Incentive Plan;

    (4) Consideration of a shareholder proposal, if presented to the meeting;
  and

    (5) Any other matters that properly come before the meeting.

  All holders of record of shares of Disney common stock (NYSE: DIS) and Disney Internet Group common stock (NYSE: DIG) at the close of business on January 5, 2001 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

IF YOU PLAN TO ATTEND:

  Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 9:00 a.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

                                          By order of the Board of Directors,
                                          /s/ MARSHA L. REED
                                          Marsha L. Reed
                                          Vice President and Secretary
January 12, 2001
Burbank, California

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
About the Meeting.........................................................   1

  What is the purpose of the annual meeting?..............................   1
  Who is entitled to vote at the meeting?.................................   1
  What are the voting rights of the holders of Disney common stock and
   Disney Internet Group common stock?....................................   1
  Who can attend the meeting?.............................................   1
  What constitutes a quorum?..............................................   2
  How do I vote?..........................................................   2
  Can I vote by telephone or electronically?..............................   2
  Can I change my vote after I return my proxy card?......................   2
  How do I vote my 401(k) shares?.........................................   2
  What are the Board's recommendations?...................................   3
  What vote is required to approve each item?.............................   3

Stock Ownership ..........................................................   4

  Who are the largest owners of the Company's stock?......................   4
  How much stock do the Company's directors and executive officers own? ..   5

Item 1--Election of Directors.............................................   7

  Directors Standing for Election ........................................   7
  Certain Relationships and Related Transactions..........................  12
  Report of the Audit Committee ..........................................  12
  Executive Compensation..................................................  13
    Report of the Compensation Committee and the Executive Performance
     Subcommittee.........................................................  13
    Compensation Committee Interlocks and Insider Participation...........  16
    Employment Agreements.................................................  16
    Executive Compensation Summary Table..................................  20
    Option Grants for Fiscal 2000.........................................  21
    Option Exercises and Values for Fiscal 2000...........................  22
    Retirement Plans......................................................  23
  Comparison of Cumulative Total Returns..................................  24

Item 2--Ratification of Appointment of Independent Accountants............  26

Item 3--Amendment of the 1995 Stock Incentive Plan........................  26

Item 4--Shareholder Proposal..............................................  31

Other Matters.............................................................  33

Additional Information....................................................  33

Appendix--Charter of the Audit Committee of the Board of Directors........ A-1

                       [LOGO OF THE WALT DISNEY COMPANY]
                         500 South Buena Vista Street
                           Burbank, California 91521

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This proxy statement contains information related to the annual meeting of shareholders of The Walt Disney Company to be held on Tuesday, March 6, 2001, beginning at 10:00 a.m., at the Bass Performance Hall, Fourth and Calhoun Streets, Fort Worth, Texas, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

  At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, ratification of the Company's independent accountants, approval of an amendment to the Company's 1995 Stock Incentive Plan and consideration of a shareholder proposal, if presented to the meeting. In addition, management will report on the performance of the Company during fiscal 2000 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

  Only shareholders of record at the close of business on January 5, 2001, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

  Since November 1999, we have had outstanding two separate classes of common stock: Disney common stock, traded on the New York Stock Exchange under the symbol "DIS," and Disney Internet Group common stock, traded on the New York Stock Exchange under the ticker symbol "DIG." (Disney Internet Group common stock was known as "Go.com common stock" until August 2000.) Holders of both classes of common stock as of the record date will be entitled to participate at the meeting.

What are the voting rights of the holders of Disney common stock and Disney Internet Group common stock?

  Holders of Disney common stock and Disney Internet Group common stock will vote together as a single class on all matters to be acted upon at the annual meeting.

  Each outstanding share of Disney common stock will be entitled to one vote on each matter.

  The voting rights of Disney Internet Group shares are subject to adjustment each year in accordance with the provisions of our certificate of incorporation. At the 2001 shareholders meeting, each outstanding share of Disney Internet Group common stock will be entitled to a vote of 0.17623 on each matter to be acted upon.

Who can attend the meeting?

  All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 9:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

  Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

  The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock (of both classes) outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 2,086,090,356 shares of Disney common stock, representing the same number of votes, were outstanding, and 45,288,153 shares of Disney Internet Group common stock, representing in the aggregate 7,981,131 votes, were outstanding. Thus, the presence of the holders of common stock representing at least 1,047,035,744 votes will be required to establish a quorum.

  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

  If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

  If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

  If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

  The deadline for voting by telephone or electronically is 11:59 p.m. on February 28, 2001.

Can I change my vote after I return my proxy card?

  Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) shares?

  If you participate in the Disney Salaried Savings and Investment Plan, the ABC, Inc. Savings and Investment Plan, the Walt Disney Internet Group 401(k) Plan or the Disney Hourly Savings and Investment Plan, you may vote an amount of shares of common stock equivalent to the interest in Disney common stock (or Disney Internet Group common stock, in the case of the Walt Disney Internet Group 401(k) Plan) credited to your account as of the record date. You may vote by instructing Fidelity Management Trust Company, the trustee of each of the plans, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by February 28, 2001.

  If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

  You may also revoke previously given voting instructions by February 28, 2001 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What are the Board's recommendations?

  Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  .  for election of the nominated slate of directors (see page 6);

  . for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2001 (see page 25);

  .  for amendment of the 1995 Stock Incentive Plan (see page 25); and

  .  against approval of the shareholder proposal (see page 30).

  With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

  Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

  If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

  Based on a review of filings with the Securities and Exchange Commission, the Company is unaware of any holders of more than 5% of the outstanding shares of Disney common stock. The following table identifies holders of more than 5% of the outstanding shares of Disney Internet Group stock, based upon the most recent publicly available reports:

                                                              Amount of  Percent
   Title of                                                   beneficial   of
    class   Name and address of beneficial owner              ownership   class
   -------- ------------------------------------              ---------- -------
   DIG      Strong Capital Management, Inc..................  4,177,075   9.22%
            100 Heritage Reserve
            Menomonee Falls, WI 53051
   DIG      Waddell & Reed Asset Management Co. ............  3,979,400   8.79
            6300 Lamar Avenue
            Overland Park, KS 66202

How much stock do the Company's directors and executive officers own?

  The following table shows the amount of Disney common stock (DIS) and Disney Internet Group common stock (DIG) beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise indicated, all information is as of December 29, 2000.

                               Aggregate Number                            Percent of
                                  of Shares               Acquirable          Class
                           Beneficially Owned(1)(2)    Within 60 Days(3) Outstanding(4)
                           --------------------------------------------- ----------------
            Name                DIS            DIG        DIS      DIG     DIS      DIG
  Reveta F. Bowers........         5,326            --    16,850      --       *      --
  John E. Bryson..........         1,500            --        --      --       *      --
  Roy E. Disney...........    17,674,166            --   600,000      --       *      --
  Michael D. Eisner.......    13,329,990(5)    150,000        -- 400,000       *     1.21%
  Judith L. Estrin........         3,358            --     1,200      --       *      --
  Stanley P. Gold.........        16,329            --    18,000      --       *      --
  Robert A. Iger..........        42,320            -- 1,700,000  25,000       *     *
  Sanford M. Litvack (6)..        34,435            -- 1,230,000      --       *      --
  Ignacio E. Lozano,
   Jr.(6).................        18,046            --    18,000      --       *      --
  Monica C. Lozano........         1,000            --        --      --       *      --
  George J. Mitchell......        10,108            --    14,400      --       *      --
  Peter E. Murphy.........         6,034         3,000   517,700  35,000       *     *
  Thomas S. Murphy........     3,021,682            --    12,000      --       *      --
  Leo J. O'Donovan, S.J...            --            --     6,000      --       *      --
  Sidney Poitier..........         7,514            --    18,000      --       *      --
  Irwin E. Russell (6)....        15,614            --    18,000      --       *      --
  Thomas O. Staggs........        13,478         7,500   600,500  35,000       *     *
  Robert A.M. Stern.......         4,227            --        --      --       *      --
  Andrea L. Van de Kamp...         2,046            --     1,200      --       *      --
  Raymond L. Watson.......        39,783            --    18,000      --       *      --
  Gary L. Wilson..........         6,607            --    18,000      --       *      --
  All current directors
   and executive officers
   as a group (22 per-
   sons)..................    34,251,676       160,500 4,987,850 500,000    1.88%    1.46%

 *  Represents less than 1% of the outstanding common stock of the class.
(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

  . Mr. Eisner--21,600 shares owned by his wife and 67,200 shares held by his wife as custodian for one of their children, 57,600 shares held in trusts for his children, 475 shares owned by a son living in the same household and 9,600 shares held in a trust of which Mr. Eisner is the income beneficiary;

  . Mr. Disney--768,960 shares held in trusts for the benefit of his children or grandchildren, of which Mr. Disney is the trustee; and 1,248 shares beneficially owned by Shamrock Holdings, Inc., of which both Mr. Disney and his wife are officers and directors and the shares of which are held by Mr. Disney, his wife, certain of his children, trusts for the benefit of his children and custodial accounts for the benefit of certain of his children and grandchildren;

  . Mr. Gold--4,820 shares held by his wife and 1,248 shares beneficially owned by Shamrock Holdings, Inc., of which he is an officer and director;

  .  Mr. Litvack--450 shares held by a trust of which he is a co-trustee;

  .  Mr. Lozano--1,320 shares held as custodian for his child;

  . Thomas Murphy--52,170 shares held in trust for the benefit of a non-family member and 1,320 shares owned by his wife; and

  . Mr. Staggs--900 shares held by a trust for the benefit of members of his family, of which he is trustee.

  All current directors and executive officers as a group disclaim beneficial ownership of a total of 979,911 shares.

(2) For executive officers, the numbers include interests in shares held in Company savings and investment plans as of September 30, 2000, with respect to which participants have voting power but no investment rights:
    Mr. Eisner--26,861 shares; Mr. Litvack--2,935 shares; Mr. Iger--14,352 shares; Mr. Staggs-- 4,857 shares; Peter Murphy--1,934 shares; and all current executive officers as a group--51,152 shares. For non-employee directors participating in the 1997 Non-Employee Directors Stock and Deferred Compensation Plan, the numbers include share units credited as of September 30, 2000, to the director's account: Ms. Bowers--1,150 shares; Mr. Gold--5,291 shares; Sen. Mitchell--5,008 shares; Thomas Murphy--7,032 shares; Mr. Poitier--4,739 shares; Mr. Russell--3,614 shares; Mr. Stern-- 3,302 shares; Ms. Van de Kamp--1,846 shares; Mr. Watson--4,943 shares; and Mr. Wilson--3,607 shares. Participating directors do not have current voting or investment power with respect to these share units, which are payable solely in shares of common stock upon termination of service.

(3) Reflects the number of shares that could be purchased by exercise of options available at December 29, 2000 or within 60 days thereafter under the Company's stock option plans.

(4) Based on the number of shares outstanding at December 29, 2000.

(5) Does not include 825,000 shares held by The Eisner Foundation, Inc., a charitable not-for-profit corporation in which Mr. Eisner has no pecuniary interest.

(6) Messrs. Litvack, Lozano and Russell are retiring from the Board of Directors effective as of the date of the annual meeting.

  Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of a purchase of 90 shares of Disney common stock by Mr. Stern in December 1999, which, as the result of an administrative oversight by the Company, was reported in October 2000.

                         ITEM 1--ELECTION OF DIRECTORS

  The current term of office of all of the Company's directors expires at the 2001 annual meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

  The directors standing for election are:

Reveta F. Bowers                                            Director since 1993

  Mrs. Bowers, 52, has been an administrator and the Head of School for the Center for Early Education, an independent school for pre-school through sixth grade located in Los Angeles, since 1976. She is also a member of the Board of Directors of several non-profit educational organizations, including The Fulfillment Fund, the Coalition for Justice and Independent Educational Services.

John E. Bryson                                              Director since 2000

  Mr. Bryson, 57, has served as Chairman of the Board, President and Chief Executive Officer of Edison International, the parent company of Southern California Edison, an electric utility, since 1990. He is also a director of The Boeing Company, Pacific American Income Shares, Inc., LM Institutional Fund Advisors I, Inc. and the Council on Foreign Relations, and a trustee of Stanford University.

Roy E. Disney                                         Director since June 1984;
                                                   also from 1967 to March 1984

  Mr. Disney, 70, has been Vice Chairman of the Board of Directors of the Company since 1984, and since November 1985 has also served as head of the Company's animation department. In addition, Mr. Disney is Chairman of the Board of Shamrock Holdings, Inc., which, through its subsidiaries, is engaged in real estate development and the making of investments. Mr. Disney is a nephew of the late Walt Disney.

Michael D. Eisner                                           Director since 1994

  Mr. Eisner, 58, has served as Chairman of the Board and Chief Executive Officer of the Company since 1984. Prior to joining the Company, Mr. Eisner was President and Chief Operating Officer of Paramount Pictures Corp., which was then a wholly owned subsidiary of Gulf+Western Industries, Inc. Prior to joining Paramount in 1976, Mr. Eisner was Senior Vice President, Prime Time Programming, for ABC Entertainment, a division of the American Broadcasting Company, Inc., with responsibility for the development and supervision of all prime-time series programming, limited series movies made for television and the acquisition of talent.

Judith L. Estrin                                            Director since 1998

  Ms. Estrin, 46, is President and Chief Executive Officer of Packet Design, Inc. a company that she co-founded in May 2000 to develop technology for scaling the Internet. Ms. Estrin served as Chief Technology Officer and Senior Vice President of Cisco Systems Inc., a company that develops hardware and software to link computer systems, from 1998 until May 2000, and as President and Chief Executive Officer of Precept Software, Inc., a developer of networking software of which she was co-founder, from March 1995 until its acquisition by Cisco in April 1998. She also serves as a director of FedEx Corporation, an international provider of transportation and delivery services, and Sun Microsystems, Inc., a supplier of network computing products.

Stanley P. Gold                                            Director since 1987;
                                               also from June to September 1984

  Mr. Gold, 58, is President and Chief Executive Officer of Shamrock Holdings, Inc. Since 1990, he has also served as President of Trefoil Investors, Inc., the general partner of Trefoil Capital Investors, L.P., an investment partnership, as well as President of Shamrock Capital Advisors, Inc., which acts as manager of the partnership.

Robert A. Iger                                              Director since 2000

  Mr. Iger, 49, has served as President and Chief Operating Officer of the Company since January 2000, having served (from February 1999 until January
2000) as President of Walt Disney International and Chairman of the ABC Group. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Lincoln Center for the Performing Arts in New York City and a trustee of Ithaca College.

Monica C. Lozano                                            Director since 2000

  Ms. Lozano, 44, is President and Chief Operating Officer of La Opinion, the largest Spanish-language newspaper in the Los Angeles metropolitan area, and Vice President of its parent company, Lozano Communications, Inc. She also serves as president of the California State Board of Education. In addition, Ms. Lozano is a trustee of SunAmerica Asset Management Corporation and the University of Southern California, and is a director of the California Health Care Foundation, the Fannie Mae Foundation, the National Council of La Raza and the Los Angeles County Museum of Art.

George J. Mitchell                                          Director since 1995

  Senator Mitchell, 67, is special counsel to the law firm of Verner, Liipfert, Bernhard, McPherson & Hand in Washington, D.C. and senior counsel to the firm of Preti, Flaherty, Beliveau & Pachios in Portland, Maine. He served as a United States Senator for fifteen years commencing in 1980, and was Senate Majority Leader from 1989 to 1995. Senator Mitchell is a member of the Board of Directors of UNUM Provident, a disability insurance company; FedEx Corporation, an international provider of transportation and delivery services; Xerox Corporation, a manufacturer of photocopier equipment; Casella Waste Systems, a waste management and recycling company; Staples, Inc., an office supply company; and Starwood Hotels & Resorts. He has also served as Chairman of the Peace Negotiations in Northern Ireland, the Ethics Committee of the U.S. Olympic Committee and the National Health Care Commission.

Thomas S. Murphy                                            Director since 1996

  Mr. Murphy, 75, was Chairman of the Board and Chief Executive Officer of Capital Cities/ABC, Inc. for 24 years from 1966 to 1990 and from February 1994 until his retirement in February 1996. Mr. Murphy is also a director of Columbia/HCA Healthcare Corp., a provider of health care services, and Doubleclick Inc., a provider of Internet advertising services.

Leo J. O'Donovan, S.J.                                      Director since 1996

  Since 1989, Fr. O'Donovan, 66, has been President of Georgetown University, where he also holds an appointment as Professor of Theology. He serves on a number of higher education boards, including that of the Association of Catholic Colleges and Universities, and is a member of the Steering Committee of Presidents for the America Reads initiative. He is a former member of the National Council on the Arts of the National Endowment for the Arts and past chair of the Consortium on Financing Higher Education.

Sidney Poitier                                              Director since 1994

  Mr. Poitier, 73, is an actor, director and writer, serving as Chief Executive Officer of Verdon-Cedric Productions, a film production company. Mr. Poitier has won many awards, including the Academy Award(R) for

Best Actor, the American Film Institute's Lifetime Achievement Award and the Kennedy Center Honors. He belongs to numerous civic organizations, including the Children's Defense Fund, the NAACP Legal Defense and Education Fund and the Natural Resources Defense Council. In addition, he is the Ambassador to Japan from the Commonwealth of the Bahamas.

Robert A.M. Stern                                           Director since 1992

  Mr. Stern, 61, is a practicing architect, teacher and writer. He is Senior Partner of Robert A.M. Stern Architects of New York, which he founded, and a Fellow of the American Institute of Architects. Mr. Stern is also Dean of the Yale School of Architecture and previously served as a professor and Director of the Historic Preservation Department at the Graduate School of Architecture, Planning and Preservation at Columbia University. Mr. Stern is the design architect of the Yacht and Beach Club hotels, the Boardwalk Hotel and the Casting Center at the Walt Disney World Resort and the Newport Bay Club and the Cheyenne Hotel at Disneyland Paris. He is also the design architect of the Feature Animation Building at the Company's headquarters in Burbank, California.

Andrea L. Van de Kamp                                       Director since 1998

  Ms. Van de Kamp, 57, has served as Chairman of Sotheby's West Coast, a unit of the international auction company, since 1989, and is a member of the Board of Directors of Sotheby's North America. She also serves as a director of City National Bank and Jenny Craig International, and as Chairman of the Board of the Los Angeles Music Center, Inc. In addition, Ms. Van de Kamp is a trustee of Pomona College, in Pomona, California.

Gary L. Wilson                                              Director since 1985

  Mr. Wilson, 60, has been Chairman of the Board of Directors of Northwest Airlines Corporation since 1997, having served as Co-Chairman of the Board of Directors from 1991 to 1997 and as a director since 1989. From 1985 through 1989, he was Executive Vice President and Chief Financial Officer of The Walt Disney Company. Mr. Wilson is a director of On Command Corporation, a provider of in-room, on-demand video entertainment and information services to the domestic lodging industry, and CB Richard Ellis, Inc., a commercial real estate services company. He also serves on the board of trustees of Duke University and the board of overseers of the Wharton School at the University of Pennsylvania.

Raymond L. Watson                                           Director since 1974

  Mr. Watson, 74, has served as Chairman of the Executive Committee of the Company's Board of Directors since 1984 and was Chairman of the Board of the Company from May 1983 to September 1984. Since 1986, Mr. Watson has been Vice Chairman of the Board of The Irvine Company, a land development company. From 1985 to 1986, he was Regents Professor in the Graduate School of Management at the University of California, Irvine. Mr. Watson is also chairman of the Public Policy Institute of California, a non-profit public policy research institute.

How are directors compensated?

  Base Compensation. Each non-employee director receives an annual retainer of $45,000 and a fee of $1,000 per Board or Committee meeting attended. Non-employee directors may elect to receive all or part of their retainer and meeting fees in common stock or in cash or stock unit accounts. Any such elections are effective until termination of the participating director's service as a director. All of the non-employee directors other than Fr. O'Donovan are currently participating in this plan. Directors who are also employees of the Company receive no additional compensation for service as directors.

  Options. Each non-employee director receives an automatic grant, on March 1 of each year, of options to purchase 6,000 shares of Disney common stock. For fiscal 2000, Ms. Bowers, Ms. Van de Kamp, Ms. Estrin, Fr. O'Donovan and Messrs. Gold, Lozano, Mitchell, Murphy, Poitier, Russell, Stern, Watson and Wilson received grants under this plan. Each option grant, vesting in equal installments over five years and having a ten-year term, permits the holder to purchase shares at their fair market value on the date of grant, which was $33.97 in the case of options granted in 2000.

How often did the Board meet during fiscal 2000?

  The Board of Directors met eight times during fiscal 2000. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

What committees has the Board established?

  The Board of Directors has standing Executive, Compensation, Audit and Nominating Committees, and the Compensation Committee has a standing Executive Performance Subcommittee. During fiscal 2000, the Board also established a Capital Stock Committee in connection with the issuance of the Disney Internet Group common stock.

                          BOARD COMMITTEE MEMBERSHIP

                                                   Executive                         Capital
                           Executive Compensation Performance    Audit   Nominating   Stock
            Name           Committee  Committee   Subcommittee Committee Committee  Committee
  Reveta F. Bowers........                 *            *           *
  John E. Bryson..........
  Roy E. Disney...........      *
  Michael D. Eisner.......      *
  Judith L. Estrin........                                          *         *
  Stanley P. Gold.........                 *           **                    **
  Robert A. Iger..........
  Sanford M. Litvack(1)...                                                               *
  Ignacio E. Lozano,
   Jr.(1).................                 *            *           *
  Monica C. Lozano........
  George J. Mitchell......                                                    *          *
  Thomas S. Murphy........      *         **                        *
  Leo J. O'Donovan,
   S.J. ..................                                         **                    *
  Sidney Poitier..........                 *            *
  Irwin E. Russell(1).....      *
  Robert A.M. Stern.......
  Andrea L. Van de Kamp...                 *                        *         *
  Raymond L. Watson.......     **          *                        *
  Gary L. Wilson..........                                                    *          *

  *Member.

 **Chair.

 (1) Messrs. Litvack, Lozano and Russell are not standing for reelection at the 2001 annual meeting.

  Executive Committee. The Executive Committee possesses all of the powers of the Board except the power to issue stock, approve mergers with nonaffiliated corporations or declare dividends (except at a rate or in a periodic amount or within a price range established by the Board), and certain other powers specifically reserved by Delaware law to the Board. In fiscal 2000, the Executive Committee held no meetings, but took action by unanimous written consent eight times.

  Compensation Committee. The Compensation Committee is charged with reviewing the Company's general compensation strategy (except with respect to matters entrusted to the Executive Performance Subcommittee as described below); establishing salaries and reviewing benefit programs, including pensions, for the Chief Executive Officer and those who report directly to him; reviewing, approving, recommending and administering the Company's incentive compensation and stock option plans and certain other compensation plans; and approving certain employment contracts. In fiscal 2000, the Compensation Committee met twelve times.

  Executive Performance Subcommittee. The Executive Performance Subcommittee of the Compensation Committee has as its principal responsibility to review and advise the Board with respect to performance-based compensation of corporate officers who are, or who are likely to become, subject to Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to a corporation's chief executive officer and four other most highly compensated executive officers, unless certain conditions are met. The Subcommittee met ten times during fiscal 2000.

  Audit Committee. The functions of the Audit Committee and its activities during fiscal 2000 are described below under the heading Report of the Audit Committee. During the year, the Board examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the Exchange's new rules.

  Nominating Committee. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; making recommendations to the Board regarding such candidates; and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating Committee met once during fiscal 2000.

  Capital Stock Committee. The Capital Stock Committee was formed in November 1999 in connection with the issuance of the Disney Internet Group common stock. The functions of this Committee include the implementation and interpretation of the Company's Common Stock Policies, which were adopted by the Board to set out certain policies and procedures relating to the allocation of interests between "Disney" and the "Disney Internet Group" and other matters that may affect the Company's two classes of common stock. The Committee is charged with overseeing the implementation of these policies, except as they relate to dividends, with respect to which all determinations are made by the Board of Directors as a whole. The Committee is also responsible for adopting additional general policies, as necessary, governing the relationships between the two classes of stock. During fiscal 2000, the Capital Stock Committee met twice.

                Certain Relationships and Related Transactions

  During fiscal 2000, a Company subsidiary retained the firm of Robert A.M. Stern Architects, of which Mr. Stern is Senior Partner, for architectural services relating to a new resort development at Walt Disney World in Florida. Payments to Mr. Stern's firm for these services aggregated $318,562 during the year. Mr. Stern's firm also provided architectural services during the year to Euro Disney S.C.A. and to Oriental Land Co., Ltd., the Japanese corporation that owns and operates the Tokyo Disney Resort under license from the Company's subsidiary Disney Enterprises, Inc.

  Senator Mitchell provides consulting services to the Company with respect to a variety of matters affecting the Company's international business operations and development efforts. During fiscal 2000, the Company paid Senator Mitchell an aggregate of $50,000 for these services. In addition, the Company retained the law firm of Verner, Liipfert, Bernhard, McPherson & Hand, of which Senator Mitchell is special counsel, for advice on a variety of legal and regulatory matters, for which the Company paid an aggregate of $766,020 in fees and expenses during fiscal 2000.

                         Report of the Audit Committee

  The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

  During fiscal 2000, the Audit Committee of the Board of Directors developed an updated charter for the Committee, which was approved by the full Board on April 24, 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and New York Stock Exchange rules, is reproduced in the appendix to this proxy statement.

  As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

  . first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

  . second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  . third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

  The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met six times during fiscal 2000.

  In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

  With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

  On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Leo J. O'Donovan, S.J., Chairman  Thomas S. Murphy
Reveta F. Bowers                  Andrea Van de Kamp
Judith L. Estrin                  Raymond L. Watson
Ignacio E. Lozano, Jr.

                            Executive Compensation

Report of the Compensation Committee and the Executive Performance
Subcommittee

  The following Report of the Compensation Committee and the Executive Performance Subcommittee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

  The Compensation Committee of the Board of Directors and the Committee's Executive Performance Subcommittee have furnished the following report on executive compensation for fiscal 2000.

What is the Company's philosophy of executive officer compensation?

  The Company's compensation program for executives consists of three key elements:

  .  a base salary,

  .  a performance-based annual bonus, and

  .  periodic grants of stock options.

The Compensation Committee and the Executive Performance Subcommittee believe that this three-part approach best serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk"--namely, the annual bonus and stock options. The variable annual bonus is also based, in significant part, on Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's shareholders.

  Base Salary. Base salaries for the Company's executive officers other than the Chief Executive Officer, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer's service. For fiscal 2000, under Mr. Eisner's direction, Vice Chairman Sanford Litvack reviewed all salary recommendations with the Compensation Committee. All such recommendations are subject to approval or disapproval by the Compensation Committee. Mr. Eisner reviews any salary recommendations for Mr. Litvack with the Compensation Committee.

  Annual Bonus. Annual bonuses for fiscal 2000 paid to executive officers of the Company were granted under the Company's Annual Bonus Performance Plan for Executive Officers. This plan, which permits the payment of awards in stock as well as cash, is administered by the Executive Performance Subcommittee and provides for performance-based bonuses for executives who are "covered employees" under Section 162(m) of the Internal Revenue Code.

  Under the plan, the Subcommittee establishes specific annual overall Company "performance targets" applicable to each covered executive officer for performance periods of one or more years. The performance targets may be based on one or more of the following business criteria; net income, return on equity, return on assets or earnings per share (in each case as defined in the plan), or on any combination thereof, and must be established while actual performance relative to the target remains substantially uncertain within the meaning of Section 162(m). At the same time, the Subcommittee establishes an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. The maximum bonus for any fiscal year may not exceed $10,000,000 or, if less, ten times the executive's base salary ($15,000,000 or, if less, 20 times base salary, in the case of the Chief Executive Officer) or $50,000,000 ($75,000,000 in the case of the Chief Executive Officer) over the five-year term of the plan. These maximum bonus amounts were set above the Company's historical bonus levels for executives other than the Chief Executive Officer because the Section 162(m) regulations allow only "negative discretion" in respect of this type of plan, and the Subcommittee wanted flexibility to recognize exceptional individual performance when warranted.

  Within the plan terms, the Subcommittee determines the actual amount of each bonus, and whether payment or vesting of all or a portion of a bonus will be deferred. The Subcommittee may also exercise "negative discretion," and reduce bonuses otherwise payable under the objective formula, by establishing additional conditions or terms for the payment of bonuses, such as the establishment of other financial, strategic or individual goals, which may be objective or subjective.

  For fiscal 2000, the Subcommittee established overall Company performance targets based upon the achievement of specified levels of both net income and adjusted net income for the Company as a whole. After the end of the fiscal year, the Subcommittee confirmed that the 2000 targets had been achieved and accordingly that annual bonuses would be paid under the plan, subject to the Committee's exercise of "negative discretion," to the Chief Executive Officer and the other plan participants. The amounts of the bonuses are set forth in the Executive Compensation Summary Table.

  For bonus-eligible executives other than "covered employees" under Section 162(m), the Company's Chief Executive Officer, working with Mr. Litvack and Mr. Iger, developed a Company-wide bonus pool. The size of the bonus pool is based upon a subjective assessment of overall Company and individual business unit performance as compared to both budgeted and prior fiscal year performance and the extent to which the Company achieved its overall financial goals of growth in earnings and return on shareholders' equity. In addition, consideration is given to the need to keep the Company competitive in overall compensation. The amount of the bonus pool is subject to the approval of the Compensation Committee. Once the overall bonus pool is approved, the Company's senior management makes individual bonus recommendations to the Compensation Committee, within the limits of the pool, for eligible employees based upon an evaluation of their individual performance and contribution to the Company's overall performance.

  Stock Options. During fiscal 2000, the Compensation Committee adopted new guidelines for stock option grants. The previous guidelines provided generally for the grant of stock options to executive officers upon initial employment, promotion, execution of a new employment agreement and/or when all previously granted stock options have either fully vested or are within twelve months of fully vesting. Under the new guidelines, stock option grants are generally made on an annual basis in competitive amounts. In appropriate cases, however, the Committee may still make special grants outside of the annual-grant framework. A grantee who receives a special grant that exceeds the typical annual-grant level will generally not be eligible for annual grants until he or she is promoted, enters into a new employment agreement or is within twelve months of full vesting, unless the Compensation Committee or the Executive Performance Subcommittee, as the case may be, specifically determines otherwise.

  In carrying out the Committee's guidelines for fiscal 2000, Mr. Litvack, under the direction of Mr. Eisner, recommended to the Compensation Committee (or to the Executive Performance Subcommittee, in the case of executive officers subject to Section 162(m)), for review and approval, the number of options to be granted, within a range associated with the individual's position and salary level. Recommendations for special grants or annual grants that deviate from the guidelines were made where deemed appropriate.

  All decisions to grant stock options are in the sole discretion of the Compensation Committee or the Executive Performance Subcommittee, as applicable. While options typically vest over a minimum five-year period, options granted to certain executive officers have longer vesting periods.

How is the Company's Chief Executive Officer compensated?

  As Chief Executive Officer, Mr. Eisner is compensated pursuant to an employment agreement entered into in January 1997. The agreement, which was further amended in June 2000, extends through September 30, 2006, subject to earlier termination under certain circumstances. The agreement, as amended, provides for an increase in the annual base salary from $750,000 to $1,000,000, the first increase Mr. Eisner has received since 1984. In addition, the agreement provides that Mr. Eisner's bonuses will be determined pursuant to the Company's Annual Bonus Performance Plan (or any successor plans thereto) for the remaining fiscal years during the term of his agreement. Mr. Eisner's bonus for fiscal 2000 was determined under the Annual Bonus Performance Plan by the Executive Performance Subcommittee as described above.

  In connection with the original 1997 employment agreement, the Compensation Committee granted Mr. Eisner options to acquire 24,000,000 shares of Company common stock (as adjusted to give effect to the 1998 stock split), with vesting of 15,000,000 of the options delayed for seven years (except in the event of early termination of his employment under certain circumstances described below) and with the remainder vesting later (subject to the same exception) and bearing exercise prices at 125%, 150% and 200% of fair market value at the date of grant. As part of the June 2000 amendment of Mr. Eisner's agreement, the Executive Performance Subcommittee approved amendments to Mr. Eisner's stock options to ameliorate the possible adverse tax consequences to the Company and Mr. Eisner of Section 280G of the Internal Revenue Code, which relates to payments and benefits upon a corporate "change in control." While no change in control of the Company was anticipated, it was determined that the possible adverse tax consequences in future years of any change in control could be significant, but could be reduced by certain amendments to the options. The principal change, which was designed to positively affect the tax calculation, was to accelerate the overall vesting schedule. However, in order to ensure that Mr. Eisner's option compensation continues to be based on the performance of the Company's common stock over the delayed vesting period originally structured by the Subcommittee, Mr. Eisner is not permitted to sell or transfer any stock acquired upon exercise until the expiration of the vesting period originally scheduled for the corresponding portion of the options (see "Employment Agreement with Michael D. Eisner" below). In addition, at the Company's request, Mr. Eisner exercised 3,000,000 options during August 2000 in order to further reduce the potential exposure to these tax rules. The shares that Mr. Eisner holds from this exercise (net of shares withheld by the Company to satisfy statutory tax withholding requirements) are restricted from sale until September 30, 2003, the original vesting date, as part of the general limitation on sale and transfer of shares referred to above. In developing these changes to Mr. Eisner's stock option compensation, the Subcommittee was guided by the principles of reducing the exposure of the Company and Mr. Eisner to adverse tax consequences, while substantially maintaining the purpose of the original stock option grant by continuing the relationship between Mr. Eisner's compensation incentives and long-term increases in shareholder value. The changes to Mr. Eisner's agreement were also considered and approved by the Board of Directors as a whole, with Messrs. Eisner, Iger, Litvack, Disney and Russell not participating.

  In January 2000, the Executive Performance Subcommittee also granted Mr. Eisner options to acquire an aggregate of 2,000,000 shares of Disney Internet Group common stock at an exercise price of $25.66 per share. These options vest at the rate of 400,000 shares on the first through fifth anniversaries of the grant date. The grant was made in order to ensure that a portion of Mr. Eisner's long-term performance compensation is determined by the performance of the Disney Internet Group.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Executive Performance Subcommittee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

  The Board, the Compensation Committee and the Executive Performance Subcommittee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Members of the Compensation
 Committee                   Members of the Executive Performance Subcommittee
Thomas S. Murphy (Chairman)  Stanley P. Gold (Chairman)
Reveta F. Bowers             Reveta F. Bowers
Stanley P. Gold              Ignacio E. Lozano, Jr.
Ignacio E. Lozano, Jr.       Sidney Poitier
Sidney Poitier
Raymond L. Watson

Compensation Committee Interlocks and Insider Participation

  None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company, except Mr. Watson, who was Chairman of the Board of Directors of the Company from May 1983 to September 1984. Mr. Murphy was Chairman of the Board and Chief Executive Officer of Capital Cities/ABC, Inc. prior to its acquisition by the Company, but has not held any office with the Company or its subsidiaries since the acquisition.

  None of the members of the Executive Performance Subcommittee is or has been an officer or employee of the Company.

Employment Agreements

  Michael D. Eisner. Mr. Eisner serves as Chief Executive Officer of the Company pursuant to an employment agreement originally entered into on January 8, 1997, as amended and restated on June 29, 2000. The agreement provides for Mr. Eisner's employment through September 30, 2006 (subject to earlier termination under certain circumstances as described below).

  Under the agreement, Mr. Eisner currently receives a base salary of $1,000,000 per year, subject to possible increase by the Board. Bonus compensation to be paid to Mr. Eisner, if any, will be determined pursuant to the Company's Annual Bonus Performance Plan. In addition, in the event of termination of Mr. Eisner's employment by the Company in a manner that is a breach of the agreement or termination by him for "good reason" as described below, Mr. Eisner is entitled to receive post-termination annual bonuses for the full remaining term of the employment agreement and the 24-month period thereafter, with the 24-month period being subject to reduction to twelve months if he takes employment with another major entertainment company other than as an independent producer within twelve months of termination. Each such post-termination bonus would be in the amount of the greater of $6,000,000 or the average of the three highest bonuses in the last four years prior to termination. In the event of termination of employment as a result of death or disability or upon normal termination of the agreement in September 2006, Mr. Eisner will receive such bonuses for the fiscal year in which the termination occurs and for the 24 months following such fiscal year.

  The Company has the right to terminate Mr. Eisner's employment upon his death; illness or disability that has incapacitated him for six consecutive months; or "good cause," which is defined as gross negligence, malfeasance or resignation without approval of the Company. Mr. Eisner has the right to terminate the agreement for "good reason" in the event he is not elected or retained as Chairman and Chief Executive Officer and a director of the Company, or the Company acts to reduce his duties and responsibilities materially or to change the location of the performance of his duties from the Los Angeles area. "Good reason" will not be deemed to exist by virtue of a sale of the Company or all or substantially all of its assets or its combination with another entity (a "business combination"), provided that Mr. Eisner continues to have the same authority with respect to the Company's current businesses and that he reports directly to, and is retained as a member of, the board of directors of the acquiror or its parent entity (if there is one). In the event of any termination of Mr. Eisner's employment by the Company without "good cause" or by Mr. Eisner for "good reason," or in the event of his death or disability, all of Mr. Eisner's options granted in connection with his employment agreement vest immediately and remain exercisable until the earlier of five years thereafter or their scheduled expiration dates, and he or his estate is entitled to a cash payment equal to the present value of the remainder of the salary and to the bonus payments provided for in his agreement as described above. In the event of any termination of employment for cause prior to a business combination, all of Mr. Eisner's options, whether vested or unvested, terminate immediately. After a business combination, vested options terminate only in the event that Mr. Eisner voluntarily resigns. The employment agreement also provides for a death benefit to Mr. Eisner's estate in the event of his death during the term of the agreement, in an after-tax amount equal to $3,000,000.

  The agreement also provides for Mr. Eisner to serve as a consultant to the Company after expiration of the agreement at a fee to be mutually agreed, which may be nominal, plus continuation of his benefits and perquisites under the agreement, other than salary, bonus, stock options and group health, pension and employee welfare plan coverage. Any such consulting agreement would be terminable by the Company if Mr. Eisner were to accept employment with a third party, render any services to a competitor or become disabled.

  In the event that any payments to or benefits of Mr. Eisner would be subject to the excise tax for excess parachute payments, he will receive either the full amount of the payments or such lesser amount that would result in the greatest after-tax payment to him.

  In connection with the original employment agreement, stock options were granted to Mr. Eisner on September 30, 1996 to acquire a total of 24,000,000 shares of Disney common stock under the Company's 1995 Stock Incentive Plan. Of this total, an option with respect to 15,000,000 shares bears an exercise price of $21.10, the fair market value of the Company's common stock on September 30, 1996 as determined under the Plan. In June 2000, in connection with the amendment of Mr. Eisner's employment agreement, this option was amended to vest with respect to 3,000,000 shares on June 30, 2000, and to vest as to 6,000,000 shares on each of September 30, 2001 and September 30, 2002. The option terminates on September 30, 2008. Any shares acquired upon exercise of this option may not be sold or otherwise transferred until September 30, 2003 (the original vesting date of the option prior to the amendment of the employment agreement), except for permitted share withholding or permitted sales of shares to pay minimum required taxes due upon option exercise, or upon the earlier termination of employment by the Company without "good cause" or by Mr. Eisner for "good reason." In addition, certain family transfers of up to 8,000,000 of the options may be permitted by the Executive Performance Subcommittee after September 30, 2001. Three additional options, each with respect to

3,000,000 shares, bear exercise prices in excess of fair market value on the date of grant: one, with an exercise price of $26.38 (125% of fair market value); the second, with an exercise price of $31.66 (150% of fair market value); and the third, with an exercise price of $42.21 (200% of fair market value). These options were also amended in June 2000 and now vest on September 30, 2003, provided that any shares acquired upon their exercise are not transferable until September 30, 2004, September 30, 2005 and September 30, 2006, respectively (the original vesting dates of these options prior to their amendment), except for certain permitted transfers as described above. These options expire on September 30, 2011.

  Mr. Eisner's agreement contains provisions relating to protection of the Company's confidential information and intellectual property, noncompetition during the term of employment, and nonsolicitation of Company employees for two years following termination of employment.

  Robert A. Iger. Mr. Iger is employed as President and Chief Operating Officer of the Company, reporting to the Company's Chief Executive Officer, pursuant to an employment agreement dated January 24, 2000. Under the agreement, the Company has agreed to nominate Mr. Iger for election to the Board of Directors as a member of the management slate at each annual meeting of shareholders during the term of the agreement, and Mr. Iger has agreed to serve on the Board if elected. The agreement has a term of four years, subject to earlier termination under circumstances described below, and provides for an annual salary of $1,500,000, subject to annual review for possible increase. Of this amount, $1,000,000 is payable in accordance with the Company's prevailing payroll policies, while the remaining $500,000 is deferred, to be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no less than 30 days after Mr. Iger is no longer subject to the provisions of Section 162(m) of the Internal Revenue Code. Mr. Iger is also eligible for an annual bonus at the discretion of the Executive Performance Subcommittee under the Company's Annual Bonus Performance Plan for Executive Officers. In addition, Mr. Iger's employment agreement provided for a special one-time payment of $2,200,000 in discharge of all obligations of the Company and its affiliates to provide compensation under prior employment arrangements. Mr. Iger is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company.

  Mr. Iger's employment may be terminated by the Company in the event of death or permanent disability, in which case Mr. Iger or his estate is entitled to receive 100% of his salary (including the deferred portion) for an additional twelve months, 75% of such salary for twelve months thereafter and 50% for the next twelve months. In the case of disability, such payments will be reduced by the amount of any disability insurance or other income paid to Mr. Iger. In addition, all of his stock options become immediately exercisable for the period specified in the relevant stock option agreements, and he or his estate is entitled to a pro rata bonus for the year in which death or termination for disability occurred, calculated on the basis of an assumed bonus for the full year equal to the greater of $1,000,000 or the annual bonus received for the prior fiscal year.

  Mr. Iger's employment may be terminated by the Company for "good cause," which is defined as willful gross neglect or malfeasance in the performance of his duties or resignation without Company consent. In the event of such termination, the Company's only obligation is to pay any amounts unconditionally accrued, earned or vested through the date of termination.

  Mr. Iger has the right to terminate his employment in the event of a reduction in his compensation rights, or a material reduction of any employee benefit or perquisite, other than as part of an across-the-board reduction generally applicable to all senior executives; the Company's failure to retain him as President and Chief Operating Officer or to nominate him for election to the Board of Directors; a material diminution in his duties, assignment of duties that are materially inconsistent with those duties or a change in his reporting relationship so that he no longer reports to the Chief Executive Officer of the Company; or relocation of his office more than 50 miles from Manhattan or the greater Los Angeles area.

  If Mr. Iger exercises his right to terminate his employment agreement, or if the Company terminates his employment in breach of the agreement, Mr. Iger is entitled, as his sole remedy, to his salary (including deferred salary and interest) through the date of termination; additional salary, at the annualized rate in effect immediately prior to termination, for the balance of the original employment term; a bonus for the year in which termination occurs equal to the greater of $1,000,000 or his annual bonus for the prior fiscal year; the right to exercise all stock options in full for the period provided in the relevant stock option agreement; any other amounts earned, unconditionally accrued or owing to Mr. Iger but not yet paid; and other benefits in accordance with applicable plans and programs of the Company.

  If any payment or benefit under Mr. Iger's employment agreement is determined to be an "excess parachute payment" under federal income tax rules, the Company has agreed to pay Mr. Iger an additional amount to adjust for the incremental tax costs to Mr. Iger of such payments.

  Mr. Iger's employment agreement contains provisions relating to protection of the Company's confidential information and intellectual property, noncompetition during the term of employment and nonsolicitation of Company employees for two years following termination of employment.

  Sanford M. Litvack. Mr. Litvack, who reports to the Chairman and Chief Executive Officer of the Company, is currently employed by the Company pursuant to an employment agreement that was entered into in July 2000 and amended and restated in December 2000. Prior to the effective date of the amendment (January 1, 2001), Mr. Litvack was employed as Vice Chairman of the Company. The agreement (prior to its amendment) provided that Mr. Litvack would receive an annual salary of $800,000 and was eligible for a bonus at the discretion of the Company. In connection with the agreement, Mr. Litvack was granted an option under the Company's 1995 Stock Incentive Plan to purchase 400,000 shares of Disney common stock, vesting at a rate of 20% per year on each of the first five anniversaries of the date of grant (November 22, 1999). The agreement also provided for the purchase by the Company of a collateral assignment split-dollar life insurance agreement with a face amount of $3,500,000 in exchange for an agreement by Mr. Litvack to forego certain cash compensation and accrued benefits under the Company's Amended and Restated Key Plan.

  In connection with Mr. Litvack's decision to resign his full-time duties as Vice Chairman of the Company, Mr. Litvack and the Company amended and restated his employment agreement in December 2000 to provide for a term of two years commencing January 1, 2001 and terminating December 31, 2002. Mr. Litvack will provide his services on a less than full-time basis during the term, but will devote an overall amount of time that is generally proportional to the level of salary. Mr. Litvack will receive an annual salary of $400,000 for 2001 and $200,000 for 2002, and he will be eligible to receive a bonus at the discretion of the Company. In addition, the new employment agreement increases the amount of the collateral assignment split-dollar insurance referred to above to approximately $4,750,000.

  Mr. Litvack's employment may be terminated by the Company in the event of death or disability, in which case Mr. Litvack or his estate will be entitled to receive any salary or other amounts earned through termination and any other benefits in accordance with the applicable plans and programs. Mr. Litvack's employment may also be terminated for "good cause," which is defined as gross misconduct, willful and continuing nonfeasance or material breach of the employment agreement. In the event of a "good cause" termination, the Company's only obligation is to pay any earned but unpaid salary and any unconditionally accrued benefits in accordance with any employee plans of the Company.

  Mr. Litvack has the right to terminate his employment in the event of a reduction in his compensation rights, a material reduction of any employee benefit or perquisite (other than as a part of an across-the-board reduction generally applicable to all senior executives) or the relocation of his office more than 50 miles from the greater Los Angeles area. If Mr. Litvack exercises his right to terminate his employment agreement, or if the Company terminates his employment in breach of the agreement, Mr. Litvack is entitled to payment of his base salary for the balance of the originally scheduled term of the amended agreement at the rates provided in the agreement and the right to exercise any stock options previously granted to him that are scheduled to vest prior to December 31, 2002 for a period of 18 months following the date of termination, in addition to other benefits in accordance with applicable plans and programs of the Company.

  Mr. Litvack's agreement contains provisions relating to protection of the Company's confidential information and intellectual property, noncompetition during the term of employment, and nonsolicitation of Company employees for two years following termination of employment.

  Stock Incentive Plan Change of Control Provisions. Under the terms of the Company's stock incentive plans, awards are generally subject to special provisions upon the occurrence of a defined "change in control" transaction. Under the plans, if within twelve months of a change in control there occurs a "triggering event" with respect to the employment of a plan participant, any outstanding stock options, restricted stock, performance shares or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include a termination of employment by the company other than for "cause," a termination of employment by the participant following a reduction in position, pay or other "constructive termination," or a failure by the successor company to assume or continue the plan award. Under the terms of the plans, payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

Executive Compensation Summary Table

  The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of September 30, 2000 (the "named executive officers") for services rendered to the Company during each of the past three fiscal years.

                     EXECUTIVE COMPENSATION SUMMARY TABLE

                                                                   Long-Term
                                      Annual Compensation        Compensation
                                     ---------------------    -------------------
                                                                   Number of
                                                                 Stock Options
      Name and Principal      Fiscal                                Granted          All Other
           Position            Year  Salary(1)    Bonus          DIS       DIG    Compensation(2)
  Michael D. Eisner            2000  $  813,462 $8,500,000(3)         0 2,000,000   $3,004,020(3)
  Chief Executive Officer      1999     750,000          0            0        --        3,820
   and Chairman of the Board   1998     764,423  5,000,000            0        --        3,820
  Robert A. Iger               2000  $1,084,615 $5,000,000            0   100,000   $3,135,128(4)
  President and                1999   1,125,385  2,050,000    2,000,000        --    1,085,745
   Chief Operating Officer     1998     988,461  1,100,000            0        --      743,274
  Sanford M. Litvack           2000  $  787,500 $2,000,000      400,000         0   $    4,020
  Vice Chairman of the Board   1999     750,000          0            0        --        3,820
                               1998     764,423  1,100,000      375,000        --        3,820
  Thomas O. Staggs             2000  $  700,000 $1,500,000    1,100,000   140,000   $    4,020
  Senior Executive Vice
   President                   1999     514,423          0            0        --        3,820
   and Chief Financial
    Officer                    1998     381,154    650,000      420,000        --        3,495
  Peter E. Murphy              2000  $  700,000 $1,500,000    1,100,000   140,000   $    4,020
  Senior
   Executive Vice President    1999     513,462          0            0        --        3,820
   and Chief Strategic
    Officer                    1998     461,443    600,000      420,000        --        3,495

 (1) Fiscal 2000 and 1999 included 52 weekly pay periods, while fiscal 1998 included 53 such periods.
 (2) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column include the following:
     . Matching contributions by the Company under the Disney Salaried
       Savings and Investment Plan (or, in Mr. Iger's case, the ABC Inc. Salaried Investment Plan), all of which are invested in common stock of the Company. During fiscal 2000, the Company's matching contributions were $3,400 for each of Messrs. Eisner, Litvack, Staggs and Murphy and $4,250 for Mr. Iger.
     . Insurance premiums under personal liability insurance plans that the Company provides for certain key employees with coverage up to $5,000,000. Benefits under the plan supplement each employee's personal homeowner's and automobile liability insurance coverage. During fiscal 2000, the Company paid $620 in premiums on behalf of Messrs. Eisner, Litvack, Iger, Staggs and Murphy.

 (3) Of Mr. Eisner's total bonus of $11,500,000 for fiscal 2000, payment of $3,000,000 was deferred until January 2004, unless Mr. Eisner's employment has been terminated by the Company for "good cause." The deferred amount, which is included under "All Other Compensation," accrues interest calculated at the applicable federal rate for mid-term treasuries, reset annually.
 (4) Includes a special one-time payment of $2,200,000 in discharge of Company obligations to Mr. Iger under prior employment agreements; an option adjustment payment of $581,125 pursuant to Mr. Iger's prior employment agreement; $346,154 in deferred salary that is to be paid, with interest, when Mr. Iger is no longer subject to Section 162(m) of the Internal Revenue Code, and $2,979 in relocation expense reimbursement. See "Employment Agreements--Robert A. Iger" above.

Option Grants for Fiscal 2000

  The following table sets forth information with respect to option grants to the named executive officers during fiscal 2000:

  . the number of shares of Disney (DIS) or Disney Internet Group (DIG) common stock underlying options granted during the year;
  . the percentage that such options represent of all options of the same class granted to employees during the year;
  .  the exercise price;
  .  the expiration date; and
  . the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

  The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

                       OPTION GRANTS DURING FISCAL 2000

                                           % of Total
                                            Options
                             Number of     Granted to  Exercise
                              Options     Employees in   Price   Expiration Hypothetical Value
            Name             Granted(1)   Fiscal Year  ($/Share)    Date     at Grant Date(2)
  Michael D. Eisner....... DIS:         0       --                      --              --
                           DIG: 2,000,000     7.24%     $25.66     1/24/10     $37,740,000
  Robert A. Iger.......... DIS:         0       --                      --              --
                           DIG:   100,000     0.36       25.66     1/24/10       1,887,000
  Sanford M. Litvack...... DIS:   400,000     0.82       26.81    11/22/09       3,992,000
                           DIG:         0       --          --          --              --
  Thomas O. Staggs........ DIS: 1,110,000     2.27       26.81    11/22/09      11,077,800
                           DIG:   140,000     0.51       25.66     1/24/10       2,641,000
  Peter E. Murphy......... DIS: 1,110,000     2.27       26.81    11/22/09      11,077,800
                           DIG:   140,000     0.51       25.66     1/24/10       2,641,000

 (1) The Compensation Committee and the Executive Performance Subcommittee, which administer the Company's stock option and incentive plans, have general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits, and, with the consent of the affected optionee, to change the exercise price to a price not less than 100% of the market value of the stock on the effective date of the amendment. The Committee and the Subcommittee have no current intention to exercise that authority with respect to these options.

 (2) The estimated present value at grant date of options granted during fiscal year 2000 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of six years; a risk-free interest rate of 6.23% in the case of DIS options and 6.73% in the case of DIG options, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 26.0% for DIS and 80% for DIG; and a dividend yield of 0.59% for DIS, representing the current $0.21 per share annualized dividends divided by the fair market value of the common stock on the date of grant, and 0.0% for DIG. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Option Exercises and Values for Fiscal 2000

  The table below sets forth the following information with respect to option exercises during fiscal 2000 by each of the named executive officers and the status of their options at September 29, 2000:

  . the number of shares of Disney or Disney Internet Group common stock acquired upon exercise of options during fiscal 2000;

  .  the aggregate dollar value realized upon the exercise of those options;

  . the total number of exercisable and non-exercisable stock options held at September 29, 2000, and

  . the aggregate dollar value of in-the-money exercisable options at September 29, 2000.

                AGGREGATED OPTION EXERCISES DURING FISCAL 2000
                                      AND
                      OPTION VALUES ON SEPTEMBER 29, 2000

                             Number of                           Number of           Value of Unexercised
                               Shares                           Unexercised              In-the-Money
                           Acquired Upon                      Options 9/30/99         Options 9/29/00(1)
                            Exercise of   Value Realized ------------------------- -------------------------
            Name               Option     Upon Exercise  Exercisable Unexercisable Exercisable Unexercisable
  Michael D. Eisner....... DIS: 3,000,000  $60,531,000            0   21,000,000   $        0  $266,765,100
                           DIG:         0           --            0    2,000,000            0             0
  Robert A. Iger.......... DIS:   300,000    6,084,390    1,100,000    2,700,000   16,481,250    21,881,250
                           DIG:         0           --            0      100,000            0             0
  Sanford M. Litvack...... DIS:    50,000    1,383,415    1,000,000      925,000   20,377,050     7,726,557
                           DIG:         0           --            0            0            0             0
  Thomas O. Staggs........ DIS:    49,500    1,482,429      415,000    1,455,000    5,697,403    14,071,248
                           DIG:         0           --            0      140,000            0             0
  Peter E. Murphy......... DIS:   100,000    2,331,612      332,700    1,350,000    5,350,172    16,221,870
                           DIG:         0           --            0      140,000            0             0

 (1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $38.56 for Disney common stock (DIS) and $10.81 for Disney Internet Group common stock (DIG), the respective averages of the high and low prices reported for New York Stock Exchange transactions on September 29, 2000.

Retirement Plans

  The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Retirement Plan, for salaried employees who have completed one year of service. Benefits are based primarily on the participant's credited years of service and average base compensation (base compensation excludes other compensation such as bonuses) for the highest five consecutive years of compensation during the ten-year period prior to termination or retirement, whichever is earlier. In addition, a portion of each participant's retirement benefit is comprised of a flat dollar amount based solely on years and hours of credited service. Retirement benefits are non-forfeitable after five years of vesting service, and actuarially reduced benefits are available for participants who retire on or after age 55 after five years of vesting service.

  In addition, the Company maintains a nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits for key salaried employees. This plan provides retirement benefits in excess of the compensation limitations and maximum benefit accruals for tax-qualified plans. In calendar year 2000, the maximum compensation limit under a tax-qualified plan was $170,000 and the maximum annual benefit accruable under a tax-qualified defined benefit plan was $135,000. Benefits under this plan are provided by the Company on a noncontributory basis.

  The table below illustrates the total combined estimated annual benefits payable under these retirement plans to eligible salaried employees for years of service assuming normal retirement at age 65. The table illustrates estimated benefits payable determined on a straight-life annuity basis. There is no offset in benefits under either plan for Social Security benefits.

                     RETIREMENT PLAN AND RESTATED KEY PLAN

            Average Annual Base                Years of Credited Service
            Compensation Highest        ----------------------------------------
           Five Consecutive Years         15      20      25      30       35
       $  150,000...................... $45,444 $60,621 $75,906 $91,050 $104,925
          300,000......................  88,757 118,371 148,084 177,675  205,988
          450,000...................... 132,069 176,121 220,291 264,300  307,050
          600,000...................... 175,382 233,871 292,469 350,925  408,113
          750,000...................... 218,694 291,621 364,656 437,550  509,175
        1,000,000...................... 290,882 387,871 484,969 581,925  677,613
        1,250,000...................... 363,069 484,121 605,281 726,300  846,050


  As of December 1, 2000, the estimated annual payments under the Company's retirement plans would be based upon an average compensation of $773,269 for Mr. Eisner, $1,000,000 for Mr. Iger, $744,923 for Mr. Litvack, $441,231 for Mr. Staggs and $462,577 for Mr. Murphy. Mr. Eisner has 16 years, Mr. Iger has one year, Mr. Litvack has ten years, Mr. Staggs has eleven years and Mr. Murphy has twelve years of credited service.

  Prior to his transfer to The Walt Disney Company, Mr. Iger was employed by ABC, Inc. and covered under the ABC, Inc. Retirement Plan and the Benefit Equalization Plan of ABC, Inc. Mr. Iger's total combined estimated annual benefit payable at age 65 under these plans is $601,440, determined on a straight-life annuity basis with credited service of 25 years accumulated prior to Mr. Iger's transfer. Benefits under the ABC, Inc. Retirement Plan are based primarily on a participant's credited years of service and average compensation while a participant under the plan. Average compensation is based on the highest five consecutive years of compensation during the last ten-year period of active plan participation, and compensation consists of all wages and bonus payments, exclusive of expense allowances and reimbursements, fringe benefits and stock option income. Like the Company's Amended and Restated Key Plan, the Benefits Equalization Plan of ABC, Inc. is a non-qualified, non-funded plan that provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. Participant contributions are not required, or allowed, under either ABC plan.

                               PERFORMANCE GRAPHS

Comparison of Cumulative Total Returns

  The following graphs compare the performance of each class of the Company's common stock with the performance of the Standard & Poor's 500 Composite Stock Price Index and a peer group index over the indicated periods extending through the end of fiscal 2000.

  Disney Common Stock. With respect to Disney common stock (NYSE: DIS), the first graph covers the five fiscal years beginning on October 1, 1995, while the second period covers the sixteen fiscal years beginning October 1, 1984, shortly after Mr. Eisner became the Company's Chairman and Chief Executive Officer. The graphs assume that $100 was invested on, respectively, September 30, 1995 and September 30, 1984 in the Company's common stock, the S&P 500 Index and the relevant peer group index, and that all dividends were reinvested. The Disney common stock peer group represented in the graphs includes the corporations (other than the Company) that make up the Standard & Poor's Entertainment Index, a published industry index, together with The News Corporation Limited, which is not included in the Standard and Poor's Entertainment Index but is engaged in many of the same businesses as the Company.

  Disney Internet Group Common Stock. With respect to Disney Internet Group common stock (NYSE: DIG), the graph covers the period from November 18, 1999, the first day of trading of the stock, through September 30, 2000. The graph assumes that $100 was invested on November 18, 1999 in Disney Internet Group common stock, the S&P 500 Index and a peer group consisting of Internet-related stocks included in the TheStreet.com Internet Sector Index published by Thestreet.com.

                           DISNEY COMMON STOCK (DIS):
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                        [PERFORMANCE GRAPH APPEARS HERE]

                          Sep-95   Sep-96   Sep-97   Sep-98   Sep-99   Sep-00
------------------------------------------------------------------------------
The Walt Disney Co.        $100     $111     $142     $135     $139     $206
S&P 500(R)                 $100     $120     $169     $181     $243     $277
Custom Composite Index     $100     $87      $102     $162     $220     $309
(4 Stocks)

                           DISNEY COMMON STOCK (DIS):
               COMPARISON OF SIXTEEN-YEAR CUMULATIVE TOTAL RETURN

                        [PERFORMANCE GRAPH APPEARS HERE]

                        Sep-84  Sep-85  Sep-86  Sep-87  Sep-88  Sep-89  Sep-90
------------------------------------------------------------------------------
The Walt Disney Co.     $100     $145    $275    $543    $456    $855    $644
S&P 500(R)              $100     $114    $151    $216    $189    $252    $228
Custom Composite Index  $100     $134    $214    $359    $286    $384    $204
(4 Stocks)
                       Sep-91   Sep-92  Sep-93  Sep-94  Sep-95  Sep-96  Sep-97
------------------------------------------------------------------------------
The Walt Disney Co.     $815    $1,043  $1,092  $1,128  $1,682  $1,867  $2,397
S&P 500(R)              $300    $  333  $  376  $  390  $  508  $  608  $  854
Custom Composite Index  $276    $  346  $  593  $  512  $  609  $  528  $  620
(4 Stocks)
                       Sep-98   Sep-99  Sep-00
----------------------------------------------
The Walt Disney Co.    $2,276   $2,337  $3,467
S&P 500(R)             $  916   $1,229  $1,403
Custom Composite Index $  985   $1,342  $1,885
(4 Stocks)

The 4-stock Custom Composite Index consists of King World Productions (12/84 - 9/99), News Corp. ADR (beginning 3Q86),
Time Warner Inc. and Viacom Inc.


                 WALT DISNEY INTERNET GROUP COMMON STOCK (DIG):
                     COMPARISON OF CUMULATIVE TOTAL RETURN

                        [PERFORMANCE GRAPH APPEARS HERE]

                                Nov-99  Dec-99  Mar-00  Jun-00  Sep-00
----------------------------------------------------------------------
DIG                              $100   $ 69     $ 60   $ 35     $ 31
S&P 500(R)                       $100   $103     $106   $103     $102
TheStreet.Com Internet           $100   $113     $ 93   $ 76     $ 61
Index

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

        ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Company has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 2001. PricewaterhouseCoopers LLP has served as the Company's independent accountants since the incorporation of Walt Disney Productions in 1938. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2000 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, statutory audits of foreign subsidiaries, audits of benefit plans, services related to filings with the Securities and Exchange Commission, services in connection with the monitoring of compliance with the Company's codes of conduct for licensees and manufacturers and consultations on various tax, accounting, information services and business process matters.

  Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

  The Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2001.

  In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

              ITEM 3--AMENDMENT OF THE 1995 STOCK INCENTIVE PLAN

  The Board of Directors recommends that shareholders approve an amendment to the Company's Amended and Restated 1995 Stock Incentive Plan to provide for an increase in the number of shares of Disney common stock reserved for issuance under the plan by 100,000,000 shares and to extend the termination date of the plan as so amended from November 1, 2005 to March 6, 2011.

  The 1995 plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability, and to align the interests of employees with those of the shareholders through increased employee ownership of the Company. The shares of Disney common stock originally reserved for issuance under the plan in 1995 are expected to be fully utilized by early in 2002. In order to continue to provide the appropriate equity incentives to employees in the future, the Board of Directors has approved an increase in the number of reserved shares, subject to shareholder approval. The plan also provides for equity incentives to be issued with respect to shares of Disney Internet Group common stock. The Board of Directors has not proposed any increase in the number of these shares that are reserved for issuance under the plan, nor is it proposing any other change in the terms of the plan at this time.

  The amendment to the plan to increase the number of shares reserved and extend its term must be approved by the holders of at least a majority of the outstanding shares of the Company's common stock present, or represented, and entitled to vote at the annual meeting. In the event shareholder approval is not obtained, the Company will not increase the number of shares of Disney common stock reserved for issuance under the plan or extend the plan's term, but awards may continue to be made under the terms of the plan as currently in effect.

  The purposes of the plan are to provide long-term incentives and rewards to employees of the Company and its affiliates, to assist the Company in attracting and retaining individuals with experience and/or ability on a basis competitive with industry practices and to associate the interest of these individuals with those of the Company's shareholders. As discussed below, the plan is intended to satisfy specific requirements for performance-based compensation under section 162(m) of the Internal Revenue Code. The following is a summary of the principal features of the plan.

Description of the Plan

  Administration of the Plan. The plan is administered by the Compensation Committee of the Board of Directors as to all matters affecting eligible individuals who are not subject to section 162(m) of the Internal Revenue Code, and by the Executive Performance Subcommittee as to all matters affecting eligible individuals who are subject to or are likely to become subject to section 162(m) of Internal Revenue Code, or in either case by another committee or committees of the Board as the Board may designate. The Executive Performance Subcommittee and the Compensation Committee have both been constituted to comply with the "non-employee director" requirements under Rule 16b-3 under the Securities Exchange Act of 1934, and the Executive Performance Subcommittee has also been constituted to comply with the "outside director" requirement of section 162(m) of the Internal Revenue Code. For purposes of this summary, the Compensation Committee and the Executive Performance Subcommittee, or any other committee established by the Board for this purpose, are referred to collectively as the "Committee."

  The Committee has the authority to determine the individuals to whom awards will be granted; the series and/or class of stock in respect of which any awards will be granted; the type, size and terms of the awards; the date of grant; the terms of vesting, and the dates of exercisability and payment of awards. It has the ability to amend awards previously granted and to determine the objectives and conditions for earning the awards. The Committee may also adopt and amend written rules and policies implementing the plan, and determine the extent to which rules and policies that it may adopt in the future will be subject to shareholder approval and/or limitations on the Committee's authority to amend the rules or policies. In addition, the Committee may, but need not, establish performance goals to be achieved within performance periods that it selects, using such measures of performance as it may choose for purposes of granting, vesting, payment or other entitlements to awards.

  Eligible Participants. All employees of the Company and its affiliates are eligible to participate in the plan. For purposes of the plan, "affiliates" include any entity designated by the Committee that is a subsidiary of the Company or otherwise directly or indirectly controlling, controlled by or under common control with the Company.

  Types of Awards. The plan allows the Committee to grant awards of stock options, stock appreciation rights, including free-standing, tandem and limited stock appreciation rights, warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the plan. Stock options granted under the plan may be either incentive stock options qualifying under section 422 of the Internal Revenue Code or nonqualified stock options. Awards may be with respect to either Disney common stock or Disney Internet Group common stock.

  Awards under the plan are not transferable, except by will or the laws of descent and distribution and certain transfers to a participant's family members, charitable institutions or other persons or entities approved by the Committee, subject to certain limitations.

  Share Limitations. The aggregate numbers of shares that may be delivered or purchased or used for reference purposes under the plan for all participants and for all types of awards will be, upon the effectiveness of the proposed amendment, 295,000,000 for shares of Disney common stock and 27,300,000 for shares of Disney Internet Group common stock. These numbers include shares previously issued or subject to prior plan awards. Shares of Disney common stock or Disney Internet Group common stock issued under the plan may be either authorized but unissued shares or shares held in the Company's treasury. Any shares subject to an award that for any reason expires or is terminated unexercised or unpaid will again be available for issuance under the plan.

  A participant may be granted multiple awards under the plan, although no more than 30,000,000 shares of Disney common stock or 5,000,000 shares of Internet Group common stock may be subject to awards of stock options, warrants and stock appreciation rights granted during any five consecutive calendar years to any one individual. These limits apply both individually with respect to each type of award and in the aggregate with respect to these types of awards. Additional limitations apply to the aggregate dollar value of shares granted under incentive stock options in order to comply with section 422 of the Internal Revenue Code.

  With respect to awards of stock, restricted stock, phantom stock, performance shares or other forms of award conveying a similar economic benefit, but excluding stock options, warrants and stock appreciation rights, awards with respect to a maximum of 6,000,000 shares of Disney common stock and 2,000,000 shares of Disney Internet Group common stock may be awarded during any five consecutive calendar years to any one individual. A maximum of 30,000,000 shares of Disney common stock and 5,000,000 shares of Disney Internet Group common stock may be granted under these types of awards to all participants under the plan, in each case both individually with respect to each type of award and in the aggregate with respect to these types of awards.

  In the event of any change in the outstanding shares by reason of a stock split or stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, the Committee may make certain adjustments under the plan, including adjustments in the number, kind and character of shares subject to existing or future awards (including the substitution of shares of another corporation, including any successor to the Company), in the exercise, purchase or base price of an outstanding award, and in the maximum number of shares awarded during any period of five consecutive calendar years.

Stock Options

  The Committee has adopted certain rules with respect to the grant of stock options under the plan, for both Disney common stock and Disney Internet Group common stock. These rules are summarized below.

  Exercise Price. The Committee determines the exercise price of a stock option at the time the option is awarded. The price may not be less than 100% of the fair market value of the stock covered by the option on the date of grant. Upon exercise, the price must be paid in cash or by the surrender, at the fair market value on the date of exercise, of shares of Company common stock, or by any combination of cash and shares. The purchase price for shares purchased upon exercise of nonqualified options may also be paid in any other manner approved by the Committee.

  Term and Vesting of Options. Subject to earlier termination, as described below, an option granted under the plan expires ten years after the date of grant, unless the Committee provides otherwise. The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable, provided that the participant is employed by the Company or an affiliate on each vesting date or on a date no more than three months prior to such vesting date. Special rules apply to the vesting and exercisability of options upon the death or disability of a participant. In addition, specific limitations apply to incentive stock options for maximum term and maximum period of exercise following termination of employment in order to comply with section 422 of the Internal Revenue Code.

  A stock option for Disney common stock generally expires twelve months after termination of employment, if employment ceased due to permanent and total disability, or 18 months after termination, if employment ceased when the optionee was eligible to elect immediate commencement of retirement benefits under a Company pension plan or if the participant died while employed by the Company or any of its affiliates, or three months after termination, if employment ceased for any other reason, except termination for cause. All unexercised options terminate immediately upon a termination of employment for cause.

  A stock option for Disney Internet Group common stock expires 60 days following termination of employment for any reason, other than death or permanent and total disability, unless otherwise determined by the Committee and set forth in a stock option agreement. The option of any participant whose employment has terminated by reason of death or permanent and total disability generally expires 12 months after termination. All unexercised options terminate immediately upon a termination of employment for cause.

  Repricing and Substitution of Options. The Committee may, with the consent of the affected participant, reprice options previously granted under the plan to an exercise price not less than 100% of the fair market value of the shares covered by the option. The Committee may also effectively reprice options previously granted under the plan or any other Company plan by granting options under the plan in substitution for options previously granted, provided that any option so granted will be exercisable at a new price that is not less than 100% of the fair market value of the covered by the option on the date on which the replacement options are granted.

Stock Appreciation Rights

  The Committee has also adopted rules specifically with respect to the grant of stock appreciation rights, commonly referred to as SARs, under the plan, for both Disney common stock and Disney Internet Group common stock.

  Granting and Terms of SARs. SARs may be granted under the plan on a free-standing basis, without regard to the grant of a stock option, or on a tandem basis, related to the grant of an underlying stock option. SARs granted on a free-standing basis may be awarded for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with the comparable terms applicable to the grant of stock options under the plan. SARs granted on a tandem basis are subject to the same terms and conditions as the related stock option, and are exercisable only to the extent the option is exercisable. The exercise of a tandem SAR results in the surrender of a number of shares of the underlying option equal to the number of SAR shares exercised. The SARs entitle the holder to receive payment having an aggregate value equal to the product of (1) the excess, if any, of the fair market value on the exercise date of one share over the base price per share, times (2) the number of shares called for by the SAR or portion thereof that is exercised. The Committee determines whether payment upon exercise of the SAR is made in cash, shares or a combination of cash and shares.

Other Awards

  In addition to stock options and SARs, the plan allows the Committee to provide awards of warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the plan. While the Committee has not adopted special rules for these types of awards, it retains the right to grant these awards with respect to both Disney common stock and Disney Internet Group common stock.

Change in Control

  Awards under the plan are generally subject to special provisions upon the occurrence of a defined "change in control" transaction with respect to the Company. Under the plan, if within twelve months of a change in control there occurs a "triggering event" with respect to the employment of the participant, any outstanding stock options, SARs or other plan awards will generally become fully vested and, in certain cases, paid to the optionee. A triggering event is defined to include a termination of employment by the Company other than for cause, a termination of employment by the participant following a reduction in position, pay or other constructive termination event, or a failure by the successor company to assume or continue the plan awards. Payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

Amendment and Termination

  If the proposed amendment is approved, the plan will expire, unless earlier terminated, on March 6, 2011. The Committee has the power to terminate or amend the plan and the rules adopted under the plan, but no action may be taken that would adversely affect any rights or obligations as to any awards that have previously been made. In addition, without the approval of the Company's shareholders, no amendment may be made to the plan that increases the maximum number of shares subject to the plan or the maximum awards that may be granted during any period of five consecutive calendar years to any individual, or extends the maximum period during which awards may be granted. Otherwise, the plan and the rules adopted under the plan may be amended by the Committee without further shareholder approval, and no guidelines have been established relating to the nature of the amendments that may be made without shareholder approval. Amendments made without shareholder approval could increase the costs to the Company under the plan, although the amount of such costs is not determinable. Any cancellation and reissuance or repricing of any awards made under the plan at a new option price will not constitute an amendment of the plan.

Plan Benefits

  During fiscal 2000, stock options to purchase shares of Disney common stock and Disney Internet Group common stock were granted to the Company's named executive officers, as set forth in the table captioned "Option Grants During Fiscal 2000" above. Stock options were granted during the year to all executive officers of the Company as a group to purchase 3,270,000 shares of Disney common stock at an average weighted exercise price of $26.81 per share and to purchase 2,380,000 shares of Disney Internet Group common stock at an average weighted exercise price of $25.66 per share. In addition, stock options were granted to all other employees of the Company as a group to purchase 41,212,220 shares of Disney common stock at an average weighted exercise price of $34.15 per share and to purchase 25,251,718 shares of Disney Internet Group common stock at an average weighted exercise price of $19.99 per share. The number of options or other awards to be granted in the future to the Company's executive officers and to other employees is not determinable at this time.

  On January 5, 2001, the closing price on the New York Stock Exchange of Disney common stock was $31.50 per share, and the closing price of Disney Internet Group common stock was $4.06 per share.

Federal Income Tax Consequences

  Stock Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Disney common stock or Disney Internet Group common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares over the exercise price. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

  An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Disney common stock or Disney Internet Group common stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. If an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

  Other Awards. The current federal income tax consequences of other awards authorized under the plan are generally in accordance with the following:

  . warrants and stock appreciation rights are subject to ordinary income tax at the time of exercise;

  . restricted stock subject to a substantial risk of forfeiture results in income recognition by the participant of the excess of the fair market value of the shares covered by the award over the purchase price paid only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and

  . stock awards, performance shares, phantom stock and dividend equivalents are generally subject to ordinary income tax at the time of payment.

In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

  Section 162(m). Compensation of persons who are named executive officers of the Company is subject to the tax deduction limits of section 162(m) of the Internal Revenue Code. Stock options, warrants and SARs that qualify as "performance-based compensation" are exempt from section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such compensation. If approved by the Company's shareholders, the plan will enable the Committee to grant stock options, warrants and SARs that will be exempt from the deduction limits of section 162(m).

  The Board of Directors recommends that you vote "FOR" the approval of the amendment to the 1995 Stock Incentive Plan, and your proxy will be so voted if the proposal is presented unless you specify otherwise. If the shareholders do not approve the amendment to the 1995 Stock Incentive Plan, the amendment will not go into effect and the Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of the needs of the Company.

                         ITEM 4--SHAREHOLDER PROPOSAL

  The Company has been notified that Ms. Michele McGeoy intends to present the proposal set forth below for consideration at the annual meeting. The address and stock ownership of the proponent will be furnished by the Secretary of the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

  "WHEREAS, Walt Disney's compensation policies concentrate large amounts of stock options in the hands of small numbers of executives. According to Disney's 2000 Proxy, the company's top five officers (0.004% of Disney's workforce), control nearly 17% of outstanding options;

  "WHEREAS, in 1996, Disney granted CEO Michael Eisner 24 million stock options (split adjusted) in an effort to align the interests of Mr. Eisner and shareholders. This option grant represented 26.2% of the total options granted by Disney that year;

  "WHEREAS, while Mr. Eisner personally has seen the value of his stock options rise by hundreds of millions of dollars since 1996, Disney shareholders have seen the value of their investment perform poorly compared to the overall stock market. From September 30, 1996 (the date of Mr. Eisner's 24 million share grant) through August 18, 2000, the total return of Disney's stock was 89.6%, compared with a 129.9% rise in the Standard & Poors 500 index;

  "WHEREAS, Business Week commented on Mr. Eisner's pay, saying: "With three year pay of $636.9 million, the Disney chief is dead last in shareholder return vs. return to the corner office.' (Business Week, April 17, 2000, p.
103);

  "WHEREAS, there is a broad and growing body of research confirming that firms with broad-based employee ownership grow faster, create more jobs, and retain higher quality employees than firms with narrowly concentrated ownership. According to "Unleashing the Power of Employee Ownership,' a 1999 report by Northwestern's Kellogg School of Management and the management consulting firm Hewitt Associates, firms with broad-based stock ownership delivered superior stock market performance and profitability relative to peer firms without employee ownership. Kellogg/Hewitt studied all 380 public firms that established employee stock ownership plans (ESOPs) between 1971 and 1991 and found that in the four years following the adoption of an ESOP firms saw their stock price cumulatively outperform peer firms without widespread employee ownership by 7%. In addition, the return on average assets of firms with broad-based ownership exceeded concentrated ownership firms by 3% per year;

  "WHEREAS, research confirms that sustained superior performance is due to contributions across a broad range of employee skills, along with shared values within a firm, and not to the efforts of a single employee;

  "RESOLVED, that the Board limit the stock options received: 1) by any executive officer to no more than 5% of the total options granted in a single year, and 2) by the group of executive officers to no more than 10% of the total options granted in a single year.

"SUPPORTING STATEMENT

  "Disney's executive compensation policies have failed to deliver their promise of enhanced shareholder returns. While executives have become rich, shareholders have suffered mediocre returns over the last four years. It is time for the company to try a different approach. The financial benefits of broad-based employee ownership are well documented and offer an attractive alternative to the current failed policies of concentrating stock ownership in the hands of a small number of corporate leaders."

  The Board of Directors of the Company recommends a vote "AGAINST" this proposal for the following reasons:

  The Board of Directors and management of the Company agree that encouraging broad employee ownership of Disney and Disney Internet Group common stock is in the interest of the Company and its shareholders as a whole. The Company has long maintained an Employee Stock Purchase Plan to provide all Disney cast members with a cost-efficient means of acquiring and maintaining an interest in the Company. The Company's various 401(k) plans also provide an opportunity for many cast members to acquire and hold an interest in the Company.

  The Company also relies on its stock option program to align the interests of key employees with shareholders and to enable the Company to address the competitive marketplace for the creative, operational and managerial talent that is critical to the Company's success. The Company's policies relating to stock option grants are discussed in the Report of the Compensation Committee and the Executive Performance Subcommittee elsewhere in the proxy statement. We believe these policies, supplemented by the Company's stock purchase and 401(k) plans, provide a sound and balanced approach to compensation and the promotion of shareholder interests. Against this background, the Board does not agree that the formulaic approach reflected in this shareholder proposal would be in the interest of the Company or its shareholders.

  Accordingly, the Board of Directors recommends that you vote "AGAINST" this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

                                 OTHER MATTERS

  As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                            ADDITIONAL INFORMATION

  Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

  Shareholder Proposals for the 2002 Annual Meeting. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2002 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by the Company's Corporate Secretary no later than September 14, 2001.

  Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Georgeson & Co., 100 Wall Street, New York, New York 10005, to aid in the solicitation. For these services, we will pay Georgeson & Co. a fee of $15,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                                                       Appendix

                        Charter of the Audit Committee
                           of the Board of Directors

  The Board of Directors has oversight responsibilities to promote an environment where The Walt Disney Company maintains adequate systems of internal control, presents reliable financial reports and complies with applicable laws, regulations and Company policies. Through this Charter, the Board delegates certain responsibilities to the Audit Committee to assist the Board in the fulfillment of its oversight responsibilities.

  Authority. The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company's outside auditors. The Committee shall also have authority to engage outside advisors as it deems necessary.

  Membership. The Committee shall consist of three or more directors. Each Committee member shall meet the independence requirements set out by the New York Stock Exchange. All Committee members shall be financially literate, having a basic understanding of financial controls and reporting. At least one Committee member shall also have accounting or related financial management expertise.

  Meetings. The Committee shall meet at least four times a year and may call special meetings as required. To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to Committee members prior to each meeting to allow time for review. The results of the meetings shall be reported to the full Board.

  Responsibilities. The Company's executive management bears primary responsibility for the Company's financial and other reporting, for establishing the system of internal controls and for ensuring compliance with laws, regulations and Company policies. The Committee's responsibilities and related key processes are described below. From time to time, the Committee may take on additional responsibilities, at the request of the Board.

  Financial Reporting. The Committee shall monitor the preparation by management of the Company's quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

  . Review with management the significant judgments and estimates used in developing the financial reports and the major issues addressed;

  . Review the accounting and reporting treatment of significant transactions outside the Company's ordinary operations;

  . Review with management and the Company's outside auditors significant changes to the Company's accounting principles or their application as reflected in the financial reports;

  .  Meet with the Company's outside auditors (in private, as appropriate)
     (a) to review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports; (b) to review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company's financial statements; (c) to examine the appropriateness of the Company's accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed; (d) to determine if any restrictions have been placed by management on the scope of their audit, and (e) to discuss any other matters the Committee deems appropriate;

  . Review the draft annual financial statements and discuss their appropriateness with management and the Company's outside auditors; and

  . Review the Company's quarterly financial results with management and the Company's outside auditors, with a particular emphasis on understanding any new or unusual transactions.

  Relationship with Outside Auditors. The outside auditors are responsible primarily to the Board and the Committee, which have the ultimate authority to select, evaluate and replace the outside auditors, if necessary. In carrying out this responsibility, the Committee shall:

  . Recommend to the Board the appointment or removal of the outside auditors;

  . Review the scope and extent of audit services to be provided and related fees;

  . Review the overall audit plan, including the risk factors considered in determining the audit scope;

  . Review the outside auditors' annual letter pursuant to Independence Standards Board Standard No. 1, outlining all relationships that may impact its independence;

  . Review with the outside auditors the extent of non-audit services provided and related fees.

  . Determine whether the Committee believes the outside auditors are independent; and

  . Review the responsiveness of the outside auditors to the Company's needs.

  Internal Control. The Committee shall have responsibility for overseeing that management has implemented an effective system of internal control that helps promote the reliability of financial and operating information and compliance with applicable laws, regulations and Company policies, including those related to ethics and conflicts of interest. In carrying out this responsibility, the Committee shall:

  . Inquire of management, management auditors and the Company's outside auditors, concerning any deficiencies in the Company's policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions;

  . Review significant management audit findings and recommendations, and management's responses thereto;

  . Review management's responses to the outside auditors' management letter recommendations for improving internal controls;

  . Review the Company's policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

  .  Review significant cases of conflicts of interest, misconduct or fraud;

  .  Review significant issues between the Company and regulatory agencies;
     and

  .  Review as appropriate material litigation involving the Company.

  Relationship with Management Auditors. The Committee shall have responsibility for determining that the Management Audit department is effectively discharging its responsibilities. In carrying out this responsibility, the Committee shall:

  .  Review and approve the Management Audit department's charter;

  . Review the appropriateness of the funding, staffing and operational independence of Management Audit; and

  . Review and approve the appointment or dismissal of the Vice President of Management Audit.

  Other Committee Activities and Reporting. The Committee shall:

  . Annually review the Committee's discharge of its responsibilities under this Charter;

  . Review this Charter annually and propose any recommended changes for the Board's approval; and

  . Prepare the Committee's annual report for inclusion in the Company's proxy statement.

[RECYCLED LOGO APPEARS HERE]

                               ADMITTANCE TICKET

                      2001 Annual Meeting of Stockholders

                                 March 6, 2001

                             Bass Performance Hall
                              330 E. 4/th/ Street
                             Fort Worth, TX  76102

                       Registration Begins at 8:00 a.m.
                        Seating Available at 9:00 a.m.
                         Meeting Begins at 10:00 a.m.

 This ticket is valid to admit the shareholder and one guest to the 2001 Annual
                                   Meeting.

Please present this ticket for a reserved seat in the hall. Once you enter the hall, proceed to the lower concourse. For wheelchair and hearing impaired seating, please see a host/hostess for assistance.

Seating space is limited and admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.



                                     PROXY

           Annual Meeting of Stockholders - To Be Held March 6, 2001
                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

     This proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions to the Plan Administrator or trustee for shares held in any of the following benefits plans: Disney Salaried Savings and Investment Plan, The ABC, Inc. Savings & Investment Plan, The Walt Disney Internet Group 401(K) Plan, The Disney Hourly Savings and Investment Plan (the four immediately preceding plans are referred to as the "Savings Plans"), and the Employee Stock Purchase Plan ("ESPP").


THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBERS 1, 2, 3 AND AGAINST PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Shares in each of the Savings Plans for which voting instructions are not received by February 28, 2001, will be voted, by the trustee, in the same proportion as the shares for which voting instructions are received from other participants.

Please date, sign exactly as your name appears on the form and mail the proxy promptly.

                Continued and to be voted and signed on reverse

                                  ----------------------------------------------
                                  IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                                        PLEASE READ THE INSTRUCTIONS BELOW
                                  ----------------------------------------------

                                  The Walt Disney Company encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2001 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

                                  VOTE BY PHONE - 1-800-690-6903
                                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

                                  VOTE BY INTERNET - WWW.PROXYVOTE.COM
                                  Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

                                  VOTE BY MAIL
                                  Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to The Walt Disney Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                     If you vote by phone or vote using the
                                     Internet, please do not mail your proxy.
                                               THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     WALTD1
--------------------------------------------------------------------------------

THE WALT DISNEY COMPANY

The Board recommends a vote FOR items 1, 2 and 3
and AGAINST item 4

(1)  ELECTION OF DIRECTORS:

     (01) Reveta F. Bowers, (02) John E. Bryson, (03) Roy E. Disney, (04) Michael D. Eisner, (05) Judith L. Estrin, (06) Stanley P. Gold, (07) Robert
     A. Iger, (08) Monica C. Lozano, (09) George J. Mitchell, (10) Thomas S. Murphy, (11) Leo J. O'Donovan, S.J., (12) Sidney Poitier, (13) Robert A.M. Stern, (14) Andrea Van de Kamp, (15) Raymond L. Watson, (16) Gary L. Wilson.

Vote On Proposals                              For       Against        Abstain

(2)  To ratify the appointment of
     PricewaterhouseCoopers as the Company's   [_]         [_]            [_]
     independent accountants for 2001.

(3)  To amend the 1995 Stock Incentive Plan.   [_]         [_]            [_]

(4)  To approve the stockholder proposal with
     respect to stock options.                 [_]         [_]            [_]

     If you plan on attending the meeting, please check
     the box to the right.                                                [_]

     If you do not wish to have your material househeld
     as described in the enclosed document, please check
     the box to the right.                                                [_]

_________________________________________________

_________________________________________________
Signature (PLEASE SIGN WITHING BOX)         Date

     For       Withhold       For All       To withhold authority to vote for
     All         All          Except        any nominee, mark "For All Except"
                                            and write the nominee's number
     [_]         [_]           [_]          below.

                                            ____________________________________



                                            ____________________________________

                                            ____________________________________
                                            Signature (Joint Owners)      Date

                               ADMITTANCE TICKET

                      2001 Annual Meeting of Stockholders

                                 March 6, 2001

                             Bass Performance Hall
                              330 E. 4/th/ Street
                             Fort Worth, TX  76102

                       Registration Begins at 8:00 a.m.
                        Seating Available at 9:00 a.m.
                         Meeting Begins at 10:00 a.m.

 This ticket is valid to admit the shareholder and one guest to the 2001 Annual
                                   Meeting.

Please present this ticket for a reserved seat in the hall. Once you enter the hall, proceed to the lower concourse. For wheelchair and hearing impaired seating, please see a host/hostess for assistance.

Seating space is limited and admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.



                                     PROXY

           Annual Meeting of Stockholders - To Be Held March 6, 2001
                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

     The undersigned hereby appoint(s) THOMAS O. STAGGS and DAVID K. THOMPSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2001 Annual Meeting of Stockholders of the Company, and at any postponement or adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, FOR PROPOSAL NUMBER 3, AGAINST PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.


Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

                Continued and to be voted and signed on reverse

                                  ----------------------------------------------
                                  IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                                        PLEASE READ THE INSTRUCTIONS BELOW
                                  ----------------------------------------------

                                  The Walt Disney Company encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2001 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

                                  VOTE BY PHONE - 1-800-690-6903
                                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

                                  VOTE BY INTERNET - WWW.PROXYVOTE.COM
                                  Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

                                  VOTE BY MAIL
                                  Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to The Walt Disney Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                     If you vote by phone or vote using the
                                     Internet, please do not mail your proxy.
                                               THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     WALTD1
--------------------------------------------------------------------------------

THE WALT DISNEY COMPANY

The Board recommends a vote FOR items 1, 2 and 3
and AGAINST item 4

(1)  ELECTION OF DIRECTORS:

     (01) Reveta F. Bowers, (02) John E. Bryson, (03) Roy E. Disney, (04) Michael D. Eisner, (05) Judith L. Estrin, (06) Stanley P. Gold, (07) Robert
     A. Iger, (08) Monica C. Lozano, (09) George J. Mitchell, (10) Thomas S. Murphy, (11) Leo J. O'Donovan, S.J., (12) Sidney Poitier, (13) Robert A.M. Stern, (14) Andrea Van de Kamp, (15) Raymond L. Watson, (16) Gary L. Wilson.

Vote On Proposals                              For       Against        Abstain

(2)  To ratify the appointment of
     PricewaterhouseCoopers as the Company's   [_]         [_]            [_]
     independent accountants for 2001.

(3)  To amend the 1995 Stock Incentive Plan.   [_]         [_]            [_]

(4)  To approve the stockholder proposal with
     respect to stock options.                 [_]         [_]            [_]

     If you plan on attending the meeting, please check
     the box to the right.                                                [_]

     If you do not wish to have your material househeld
     as described in the enclosed document, please check
     the box to the right.                                                [_]

_________________________________________________

_________________________________________________
Signature (PLEASE SIGN WITHING BOX)         Date

     For       Withhold       For All       To withhold authority to vote for
     All         All          Except        any nominee, mark "For All Except"
                                            and write the nominee's number
     [_]         [_]           [_]          below.

                                            ____________________________________



                                            ____________________________________

                                            ____________________________________
                                            Signature (Joint Owners)      Date

                               ADMITTANCE TICKET

                      2001 Annual Meeting of Stockholders

                                 March 6, 2001

                             Bass Performance Hall
                              330 E. 4/th/ Street
                             Fort Worth, TX  76102

                       Registration Begins at 8:00 a.m.
                        Seating Available at 9:00 a.m.
                         Meeting Begins at 10:00 a.m.

 This ticket is valid to admit the shareholder and one guest to the 2001 Annual
                                   Meeting.

Please present this ticket for a reserved seat in the hall. Once you enter the hall, proceed to the lower concourse. For wheelchair and hearing impaired seating, please see a host/hostess for assistance.

Seating space is limited and admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.


                                     PROXY

           Annual Meeting of Stockholders - To Be Held March 6, 2001
                    FIDELITY MANAGEMENT SOLICITS THIS PROXY

     The undersigned participant in The Profit Sharing Plan of WOLTERS KLUWER U.S. Corporation (the "Plan"), Institutional Investors, Inc. Savings & Investment Plan, and Fairchild Publications Savings and Investment Plan hereby directs the Trustee to vote (in person or by proxy) the number of shares of The Walt Disney Company common stock credited to the undersigned's account under the Plan at the Annual Meeting of Stockholders and at any postponement or adjournment thereof, as indicated on the reverse side of this card. In the Trustee's discretion, it may vote upon such other matters as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBERS 1, 2, 3 AND AGAINST PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

If this card is not received by February 28, 2001, the trustee will not vote the shares credited to your account, unless you are a participant in the Profit Sharing Plan of Wolters Kluwer U.S. Corporation in which case the trustee will vote your share in the same proportion as it votes those shares for which it has received instructions from participants in that plan.

Please date, sign exactly as your name appears on the form and mail the proxy promptly.

                Continued and to be voted and signed on reverse

                                  ----------------------------------------------
                                  IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                                        PLEASE READ THE INSTRUCTIONS BELOW
                                  ----------------------------------------------

                                  The Walt Disney Company encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2001 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

                                  VOTE BY PHONE - 1-800-690-6903
                                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

                                  VOTE BY INTERNET - WWW.PROXYVOTE.COM
                                  Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

                                  VOTE BY MAIL
                                  Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to The Walt Disney Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                     If you vote by phone or vote using the
                                     Internet, please do not mail your proxy.
                                               THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     WALTD1
--------------------------------------------------------------------------------

THE WALT DISNEY COMPANY

The Board recommends a vote FOR items 1, 2 and 3
and AGAINST item 4

(1)  ELECTION OF DIRECTORS:

     (01) Reveta F. Bowers, (02) John E. Bryson, (03) Roy E. Disney, (04) Michael D. Eisner, (05) Judith L. Estrin, (06) Stanley P. Gold, (07) Robert
     A. Iger, (08) Monica C. Lozano, (09) George J. Mitchell, (10) Thomas S. Murphy, (11) Leo J. O'Donovan, S.J., (12) Sidney Poitier, (13) Robert A.M. Stern, (14) Andrea Van de Kamp, (15) Raymond L. Watson, (16) Gary L. Wilson.

Vote On Proposals                              For       Against        Abstain

(2)  To ratify the appointment of
     PricewaterhouseCoopers as the Company's   [_]         [_]            [_]
     independent accountants for 2001.

(3)  To amend the 1995 Stock Incentive Plan.   [_]         [_]            [_]

(4)  To approve the stockholder proposal with
     respect to stock options.                 [_]         [_]            [_]

     If you plan on attending the meeting, please check
     the box to the right.                                                [_]

     If you do not wish to have your material househeld
     as described in the enclosed document, please check
     the box to the right.                                                [_]

_________________________________________________

_________________________________________________
Signature (PLEASE SIGN WITHING BOX)         Date

     For       Withhold       For All       To withhold authority to vote for
     All         All          Except        any nominee, mark "For All Except"
                                            and write the nominee's number
     [_]         [_]           [_]          below.

                                            ____________________________________



                                            ____________________________________

                                            ____________________________________
                                            Signature (Joint Owners)      Date